

                          KENT FINANCIAL SERVICES, INC.

                                  SUBSIDIARIES



Name of Subsidiary                                        State of Incorporation
------------------                                        ----------------------

Asset Value Holdings, Inc.                                  Delaware

Asset Value Management, Inc.                                Delaware

Texas American Petrochemicals, Inc.                         Texas

T. R. Winston & Company, Inc.                               New Jersey

T. R. Winston Capital, Inc.                                 Delaware

Kent Advisors, Inc.                                         New Jersey

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